Exhibit 99.4

                               MARKETING MATERIALS


                                       FOR


                          Gloversville Federal Savings


                            STOCK CONVERSION CAMPAIGN








Revised
January 27, 1998


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QUESTIONS AND ANSWERS BROCHURE



Cover Page



                                [GRAPHIC OMITTED]


                      Answers to Frequently Asked Questions
                         About Our Stock Conversion and
                          Your Opportunity to Invest in

                   Adirondack Financial Services Bancorp, Inc.

                         the Proposed Holding Company of
                          Gloversville Federal Savings



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Questions and Answers Brochure
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                                  Inside Cover




         You can be one of the initial stockholders of Adirondack Financial Services Bancorp, Inc., the proposed holding company of Gloversville Federal Savings. Adirondack Financial Services Bancorp, Inc. is "going public" as part of Gloversville Federal Savings' conversion from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association to be known as Gloversville Federal Savings. Now you have the opportunity to invest in Gloversville Federal Savings by purchasing stock in the initial offering of the holding company. This brochure answers some of the most frequently asked questions about the conversion to stock ownership and about your opportunity to invest in Adirondack Financial Services Bancorp, Inc.



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Questions and Answers Brochure
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ABOUT THE TRANSACTION

1.       WHAT IS A CONVERSION?

         Gloversville  Federal  Savings  is  now a  federally  chartered  mutual savings and loan association with directors being elected by our members. After the Conversion, we will be a stock savings and loan association owned by a holding company. The holding company, Adirondack Financial Services Bancorp, Inc., will be owned by stockholders who will have voting rights with respect to certain key business matters. The holding company is offering shares of common stock to certain depositors, borrowers , tax-qualified employee plans, directors, officers and employees of Gloversville Federal Savings and depending upon market conditions and the availability of shares, may offer shares to selected persons in a public offering.

2.       WHAT IS ADIRONDACK FINANCIAL SERVICES BANCORP, INC. AND WHY
         WAS IT FORMED?

         Adirondack Financial Services Bancorp, Inc. is a newly organized holding company created by Gloversville Federal Savings specifically to purchase 100% ownership in Gloversville Federal Savings. The holding company currently has no stockholders, but is offering shares of its common stock to certain depositors, borrowers, tax-qualified employee plans, directors, officers and employees of Gloversville Federal Savings and depending upon market conditions and the availability of shares, may offer shares to selected persons in a public offering. The additional capital provided through the offering of Adirondack Financial Services Bancorp, Inc. stock will support future banking activities and local expansion of the financial services currently offered through Gloversville Federal Savings.

3.       WHAT ARE THE BENEFITS AND RISKS OF CONVERSION?

         The Conversion and sale of stock will increase Gloversville Federal Savings' capital, enabling it to do many things, including possibly the following:

         - support expansion of financial services
         - enhance ability to expand through acquisitions
         - better compete with other financial institutions
         - facilitate future access to the capital markets

         Please review "Use of Proceeds" in the Prospectus for Gloversville Federal Savings' and the holding company's initial plans with respect to the capital to be raised in the Conversion.

         There are certain risks in investing in Adirondack Financial Services Bancorp, Inc. common stock. An offer is made only by a prospectus accompanied by a stock order form and certification. Please review the prospectus prior to making an investment decision, particularly the section entitled "Risk Factors".


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Questions and Answers Brochure
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4.       WILL THE CONVERSION HAVE ANY EFFECT ON MY SAVINGS OR LOAN
         ACCOUNT?

         No. The Conversion will not affect the general terms of your savings account which will continue to be insured by the Federal Deposit Insurance Corporation (FDIC) to the maximum legal limit. Your savings account is not being converted to stock. The obligations of borrowers under their loan agreements will not be affected.

5.       HOW DO I BENEFIT FROM THE CONVERSION?

         Eligible depositors and certain borrowers will be given the opportunity to subscribe or place an order to purchase stock in Adirondack Financial Services Bancorp, Inc. and thereby participate in any gain in the value of the shares and future dividend payments, if any. Furthermore, the additional capital will enable Gloversville Federal Savings to provide expanded services to its customers and the community.


ABOUT PURCHASING STOCK

6.       WHO MAY PURCHASE STOCK?

         Adirondack Financial Services Bancorp, Inc. is currently conducting a Subscription Offering. Persons listed below may have the opportunity to subscribe to purchase Adirondack Financial Services Bancorp, Inc.'s common stock during the Subscription Offering.

         -        Eligible Account Holders. Persons who had a savings deposit of
                  at  least  $50  at   Gloversville   Federal   Savings  on  the
                  Eligibility Record Date, September 30, 1996.

         -        Tax Qualified Employee Plans of Gloversville Federal Savings.

         -        Supplemental  Eligible  Account  Holders.  Persons  who  had a
                  savings   deposit   of  at  least  $50  on  the   Supplemental
                  Eligibility Record Date, December 31, 1997.

         - Other Members. Depositors and certain borrowers as of the Voting Record Date, , 1998.

         -        Officers,  Directors  and  Employees of  Gloversville  Federal
                  Savings.

         Adirondack Financial Services Bancorp, Inc. may, depending upon market conditions and the availability of shares, offer stock to certain persons in a public offering.



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Questions and Answers Brochure
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7.       WHAT IS THE PRICE PER SHARE AND HOW MANY SHARES ARE BEING
         OFFERED?

         The aggregate value of Adirondack Financial Services Bancorp, Inc. stock has been determined by an independent, nationally recognized appraisal firm. The purchase price per share is $10.00. Up to shares are being offered for sale (or up to shares under certain conditions such as a change in market and financial conditions following commencement of the Offering).

8.       WILL EVERYONE PAY THE SAME PRICE FOR THE STOCK?

         Yes. All subscribers, including Gloversville Federal Savings' Board of Directors and management, will pay the same price during the Offering.

9.       ARE DEPOSITORS OBLIGATED TO BUY STOCK?

         No.  But our depositors have a priority subscription right.

10.      HOW MUCH STOCK MAY I BUY IN THE SUBSCRIPTION OFFERING?

         The individual purchase limit is 15,000 shares. Individuals acting in concert or groups of persons may purchase up to 15,000 shares. The actual number of shares to be issued is expected to be between and (or up to shares under certain conditions such as a change in market and financial conditions following commencement of the Offering).

11.      WHAT IS THE MINIMUM AMOUNT OF STOCK I MAY BUY?

         The minimum purchase limit is 25 shares.

12.      IS THE STOCK INSURED BY THE FDIC?

         No. Like any other common stock, Adirondack Financial Services Bancorp, Inc. stock will not be insured by the FDIC or any governmental agency.

13.      IN THE FUTURE, HOW MAY I PURCHASE MORE SHARES OR SELL MY
         SHARES?

         Adirondack Financial Services Bancorp, Inc. has applied to have the common stock quoted on the Nasdaq. No assurance can be given, however, that the Adirondack Financial Services Bancorp, Inc.'s stock will be quoted on the Nasdaq or that an active and liquid market for the common stock will develop or that an investor will be able to resell the common stock at or above the purchase price after Conversion.


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Questions and Answers Brochure
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14.      WILL THERE BE ANY DIVIDENDS?

         Adirondack Financial Services Bancorp, Inc. does not currently intend to pay dividends on its common stock. The declaration and payment of dividends are subject to, among other things, the financial conditions and results of operations of Adirondack Financial Services Bancorp, Inc., Gloversville Federal Savings' compliance with its capital requirements, tax considerations, industry standards and other factors.

15. HOW DO I ORDER STOCK AND WHAT METHODS CAN BE USED FOR PAYMENT OF MY STOCK PURCHASES?

         Complete the stock order form and certification as instructed. Be sure to indicate the number of shares you wish to purchase and the total amount remitted (multiply the number of shares subscribed for by $10.00 per share.) Total payment for purchases in the Subscription Offering must accompany the order form and be received by Adirondack Financial Services Bancorp, Inc. prior to 12:00 noon, Eastern time, on , 1998. The payment options for stock purchases are as follows:

         - Check or money order sent or delivered to any Gloversville Federal Savings branch or the Stock Center. If payment is made by check or money order, interest will be earned at the passbook rate until the Conversion is completed.

         - Withdrawal of funds from any existing account of Gloversville Federal Savings in an amount equal to the Purchase Price
                  (which is $10.00 per share) times the number of shares ordered. Penalties for early withdrawal from an Gloversville Federal Savings account will be waived when purchasing stock in the Subscription Offering. Once authorization for withdrawal of funds has been made, the subscriber may not withdraw the designated amount unless the Plan of Conversion is terminated or as otherwise required by regulatory authorities. All funds maintained in savings accounts are insured by the FDIC up to legally applicable limits and will earn interest until completion of the Conversion.

         - Orders of $25,000 or more must be paid by Gloversville Federal Savings account withdrawals, certified funds, cashier's check, or money orders.

         - IRA purchases. If you wish to purchase shares of Adirondack Financial Services Bancorp, Inc. stock for an IRA account, either at Gloversville Federal Savings or elsewhere, we may be able to accommodate you. Please contact the Stock Center as soon as possible at ( ) - so that we may assist you with the appropriate procedures for such a purchase. It is important that you contact us soon because making the IRA arrangements takes time.




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Questions and Answers Brochure
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16.      MAY I CHANGE MY MIND?

         The stock order form you executed cannot be canceled or withdrawn. However, you may order additional shares by completing another stock order form, subject to the maximum purchase limitations.

17.      ARE MY SUBSCRIPTION RIGHTS TRANSFERABLE?

         No. No person may transfer or enter into any agreement to transfer his or her subscription rights issued under the Plan of Conversion, or the shares to be issued upon the exercise of such rights. Persons violating such prohibition will lose their right to purchase stock in the Conversion and may be subject to further government sanctions.


ABOUT MEMBERS' VOTING RIGHTS

18.      WHO IS ELIGIBLE TO VOTE ON THE PLAN OF CONVERSION?

         Depositors at the Voting Record Date of _______, 1998 who continue to be depositors at the date of the Special Meeting are eligible to vote. Borrowers with loans outstanding on and through the Voting Record Date are also eligible to vote.

19.      HOW IS THE NUMBER OF VOTES DETERMINED?

         Each deposit account holder is entitled to cast one vote for each $100, or fraction thereof, of the aggregate withdrawal value of all such account holder's deposit accounts on the Voting Record Date. The maximum number of votes per person is 1,000. Each borrower who has voting rights is entitled to cast one vote, in addition to any votes a borrower has as a depositor.

20. IF I VOTE FOR THE PLAN OF CONVERSION ON THE PROXY CARD, WILL I BE OBLIGATED TO PURCHASE ADIRONDACK FINANCIAL SERVICES BANCORP, INC. STOCK?

         No. Signing the proxy card and voting for the Conversion in no way obligates you to purchase Adirondack Financial Services Bancorp, Inc. stock. All members are urged to vote for the Conversion. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PLAN OF CONVERSION AND RECOMMENDS MEMBERS VOTE "FOR" APPROVAL OF THE PLAN OF CONVERSION.

21.      WHAT HAPPENS IF I DON'T VOTE?



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Questions and Answers Brochure
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         Failing  to vote  could be  equivalent  to voting  against  the Plan of
         Conversion. YOUR VOTE IS EXTREMELY IMPORTANT! Please sign and mail your proxy card(s) now.


22.      MAY I COME TO THE SPECIAL MEETING AND VOTE?

         Yes. However, every member is encouraged to send a proxy card(s) to Gloversville Federal Savings prior to the meeting even if the member plans to attend the special meeting. The proxy is revocable and can be changed by submitting a later dated proxy or by casting a ballot at the meeting.

23.      I RECEIVED MORE THAN ONE PROXY CARD.  CAN I VOTE THEM ALL?

         Yes. Please vote ALL the proxy cards you receive. You may have more than one account in different registrations. While some accounts have been consolidated, it is not permissible to consolidate all accounts.

24. IF A SAVINGS ACCOUNT IS IN JOINT NAME, MUST BOTH NAMES BE SIGNED ON THE PROXY CARD?

         No. Two or more signatures are required only when two or more signatures are needed to withdraw funds from the account.

25.      IF I DON'T BUY STOCK WILL I HAVE A VOTE AT FUTURE ANNUAL MEETINGS?

         No. After the Conversion, only stockholders will have voting rights. However, the operations of Gloversville Federal Savings and the general terms and balances of your deposit accounts and loans will remain unchanged.

26.      HOW MAY I GET MORE INFORMATION?

         We hope that these questions and answers, combined with the Prospectus and the Proxy Statement, will help you better understand the Conversion and the stock offering. You are urged to carefully review the Prospectus and Proxy Statement before making an investment or voting decision. If you desire further information, please contact the Stock Center at:

                                           Telephone: (    )     -